Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-166291 on Form S-3 of Advance Auto Parts, Inc. of our report dated April 5, 2013, relating to our audit of the carve-out combined financial statements of B.W.P. Distributors, Inc. and Affiliates as of and for the year ended October 25, 2012, which appears in the Current Report on Form 8-K of Advance Auto Parts, Inc. filed on April 19, 2013.

/s/ McGladrey LLP
New York, New York
April 19, 2013